SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008 (January 18, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer
identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 668-0340
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

q	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

q	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

q	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

q	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 REGULATION FD DISCLOSURE

     On January 18, 2008 Ambac Financial Group, Inc. (“Ambac” or the “Company”) received a Subpoena Duces Tecum and Interrogatories (collectively, the “Subpoena”) from the Securities Division of the Commonwealth of Massachusetts dated January 18, 2008. A copy of the Subpoena is attached as Exhibit 99.1 hereto.

     The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 8.01 OTHER EVENTS

     On January 18, Ambac Financial Group, Inc. (“Ambac”) received a Subpoena Duces Tecum and Interrogatories (collectively, the “Subpoena”) from the Securities Division of the Commonwealth of Massachusetts dated January 18, 2008 (the “Securities Division”). The Subpoena seeks information regarding the “Massachusetts Public Issuer Bonds” (defined to include debt securities of the Commonwealth of Massachusetts and any political subdivision thereof, and quasi-governmental entity located in Massachusetts, and any city, town or county of Massachusetts and any political subdivision thereof) insured by Ambac from January 1, 2006 to the present, and requires production of related offering materials and written disclosures pertaining to Ambac and provided by Ambac to the underwriters or issuers of such Massachusetts Public Issuer Bonds.

     Ambac intends to cooperate with the Securities Division and is preparing its response to the Subpoena.

     On January 16, 2008, a federal securities putative class action suit captioned Reimer v. Ambac Financial Group, Inc., et al. was filed in the United States District Court for the Southern District of New York (case No. 08 CV 00411), purportedly brought on behalf of purchasers of Ambac’s common stock from October 19, 2005 to November 26, 2007. A second lawsuit, a shareholder derivative action, captioned Rubery v. Callen, et al. was filed on or about January 23, 2008 in the United States District Court for the Southern District of New York (case No. 08 CV 00854), naming as defendants certain present or former officers and directors of Ambac and names Ambac as a nominal defendant.

     Ambac is not undertaking to announce or disclose in the future the filing of any similar complaints or the receipt of any similar subpoenas or inquiries.

Risk Factors

     Ambac has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2006. The updated risk factors are listed below. References in the risk factors to “Ambac” are to Ambac Financial Group, Inc. References to “we,” “our” and “us” are to Ambac and Ambac Assurance Corporation, as the context requires.

Our holding company structure and certain regulatory and other constraints, including adverse business performance, could affect our ability to pay dividends and make other payments.

     We are a holding company and have no substantial operations of our own or assets other than our ownership of Ambac Assurance Corporation (“Ambac Assurance”), our principal operating subsidiary, and certain other smaller subsidiaries. As such, we are largely dependent on dividends from Ambac Assurance to pay dividends on our capital stock, to pay principal and interest on our indebtedness, to pay our operating expenses, to purchase our common stock in the open market and to make capital investment in our subsidiaries. Wisconsin insurance regulations restrict the amount of dividends that may be paid by Ambac Assurance without the consent of the regulator. Adverse business circumstances or changes in regulatory policy could impact Ambac Assurance’s ability to pay us dividends in an amount sufficient for us to pay dividends on our capital stock. Further, the inability of Ambac Assurance to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could affect our ability to repay our debt and/or raise capital or otherwise have a material adverse effect on our operations. See "Business—Wisconsin Dividend Restrictions" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

A downgrade of the financial strength rating of Ambac Assurance and/or Ambac Assurance UK Limited would adversely affect our business and prospects and, consequently, our results of operations and financial condition.

     Ambac Assurance’s ability to attract new business and to compete with other triple A-rated financial guarantors has, to date, been highly dependent on the triple A financial strength ratings assigned to it by the rating agencies. Historically, our insurance companies have held triple A financial strength ratings from Moody's Investors Services (“Moody’s), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings (“Fitch”). The objective of these ratings is to provide an opinion on an insurer's financial strength and its ability and intent to pay under its insurance policies and contracts in accordance with their terms. The rating is not specific to any particular policy or contract. Financial strength ratings do not refer to an insurer's ability to meet non-insurance obligations and are not a "market rating" or a recommendation to buy, hold or sell any security.

     In the fall of 2007, each of the major rating agencies began a review of the capital adequacy of the financial guaranty industry. In late December, following the rating agency reviews, Ambac’s triple-A rating was affirmed by both S&P (with “negative outlook”) and Moody’s; however, Fitch placed Ambac’s AAA ratings on Rating Watch Negative and stated that Ambac had a modeled $1 billion capital shortfall. On January 16, 2008, Ambac announced a plan to raise equity capital of $1 billion or more in order to meet or exceed Fitch’s AAA rating requirements. Following this announcement, Moody’s put its Aaa rating on review for possible downgrade. On January 18, 2008, Ambac announced that it had determined that as a result of market conditions and other factors, including the recent actions of certain rating agencies, raising equity capital was not an attractive option at that time. On January 18, 2008, Fitch downgraded Ambac’s insurance financial strength rating to AA, Credit Watch Negative. In addition, on January 18, 2008 S&P put Ambac’s AAA rating on CreditWatch Negative. To the extent that Ambac is unable to raise sufficient capital over the near term in relation to its increased capital needs, these ratings could be lowered. Furthermore, there can be no assurance that Ambac Assurance will not be required by any of the rating agencies to raise additional capital in order to maintain its ratings, nor can there be any assurance that we will be able to raise any such additional capital in the future.

     The placement of our financial strength rating on negative credit watch by S&P and on review for possible downgrade by Moody’s and the downgrade by Fitch could have a material adverse effect on our competitive position and our ability to write new business. Any further downgrade in our financial strength rating, could have a material adverse effect on our long-term competitive position and our prospects for future business opportunities. In addition, a downgrade of our financial strength ratings below specified levels would allow investment agreement and derivative counterparties to terminate certain agreements, resulting in a possible payment of a settlement amount or we would have to pledge collateral for the benefit of the counterparty, introducing liquidity risk. In addition, most investment agreements provide certain remedies for the investment agreement purchaser in the event of a downgrade of Ambac Assurance's financial strength rating, typically to A1 by Moody's or A+ by S&P In most cases, we are permitted to post collateral or otherwise enhance our credit, prior to an actual draw on the investment agreement. Such a downgrade could result in a significant amount of collateral to be posted. Our results of operations or financial condition could be materially adversely affected by any reduction in its ratings. See "Business—Rating Agencies" on page 19 and "Management's Discussion and Analysis-Credit Ratings and Collateral" on page 57 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

Changes in the rating agencies' capital models and rating methodology with respect to financial guarantee insurers may adversely affect our business results and prospects.

     Changes in the rating agencies' capital models and rating methodology could require us to hold more capital against specified credit risks in our insured portfolio. These requirements could place stress on our ratings and force us to raise additional capital, which could in turn result in lower returns on equity.

     Changes in the rating agencies’ capital models and rating methodology with respect to financial guarantee insurers could also impose limitations on the areas and amount of new financial guarantee business in which we engage.

A downgrade of our long term credit ratings would adversely affect our liquidity and increase our borrowing costs.

     Our long term senior debt is rated "AA" by S&P and Fitch and "Aa2" by Moody's. On December 14, 2007, Moody’s affirmed our long-term senior debt rating. On December 19, 2007, S&P affirmed our long-term senior debt rating with a negative outlook. On December 21, 2007, Fitch placed our AA long-term senior debt rating on “rating watch negative”. On January 17, 2008, Moody’s placed our long-term senior debt rating on possible downgrade.

     Our access to external sources of financing, as well as the cost of financing, is dependent on various factors and could be adversely affected by a deterioration of our long-term debt ratings. Long-term debt ratings are influenced by a number of factors. These include, but are not limited to: financial leverage on an absolute basis or relative to peers, the composition of the balance sheet and/or capital structure, material changes in earning trends and volatility, inability to dividend monies from Ambac Assurance and our competitive position. Material deterioration in any one or a combination of these factors could result in a downgrade of our credit ratings, thus increasing the cost of and/or limiting the availability of unsecured financing. Moreover, if our need for capital arises because of significant sudden losses, the occurrence of these losses may make it more difficult for us to raise the necessary capital. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition would be adversely affected.

We are subject to credit risk throughout our businesses, including large single risks, correlated risks and counterparty credit risk to reinsurers.

     We are exposed to the risk that issuers of debt which we have insured (or with respect to which we have written credit derivatives), issuers of debt which we hold in our investment portfolio, reinsurers and other contract counterparties (including derivative counterparties) may default in their financial obligations, whether as the result of insolvency, lack of liquidity, operational failure or other reasons. These credit risks could cause increased losses and loss reserves and mark-to-market losses with respect to credit derivatives in our financial guarantee business; we could be required by the rating agencies to hold additional capital against insured exposures whether or not downgraded by the rating agencies; and we could experience losses and decreases in the value of our investment portfolio and, therefore, our financial strength. Such credit risks may be in the form of large single risk exposures to particular issuers, reinsurers or counterparties; losses caused by catastrophic events (including terrorist acts and natural disasters); or losses in respect of different, but correlated, credit exposures.

     As of December 31, 2007, we have credit risk to our reinsurance counterparties through reinsurance contracts on approximately $85.6B or 14% of our gross par outstanding. No single reinsurance counterparty represents more than 15% of the $85.6B in par ceded, except for Assured Guaranty Re Limited to which we have reinsured $34.4B of par. In the event that we are required to make claim payments on policies that have been reinsured, we are at risk that such counterparties will fail to fulfill their payment obligations to us. In addition, downgrades to the credit ratings of our reinsurance counterparties may result in the reduction of rating agency capital relief provided by those reinsurance contracts, and could therefore result in a downgrade of our own credit ratings. Finally, a material deterioration in the capital levels of our reinsurance counterparties could reduce the amount of statutory capital relief provided by our reinsurance arrangements, and could result in our failure to meet our own statutory capital requirements.

We are subject to credit risk related to residential mortgage backed securities and CDOs of ABS.

     We have insured, and written credit default swaps (“CDS”) with respect to, RMBS and CDOs of ABS and are thus exposed to credit risk associated with those asset classes. Performance of these transactions can be adversely affected by general economic conditions, including recession, rising unemployment rates, declining house prices and unavailability of consumer credit; mortgage product attributes, such as interest rate adjustments and balloon payment obligations; financial difficulty experienced by mortgage servicers; and, particularly in the case of CDOs of ABS, transaction-specific factors such as the lack of control of the underlying collateral security which can result in a senior creditor determining to liquidate underlying assets to the disadvantage of mezzanine and subordinated creditors and disputes between creditors with respect to the interpretation of legal documents governing the particular transaction.

     Transactions within Ambac Assurance's insured RMBS and CDO portfolios also may be downgraded, placed on watch or subject to other actions by the three rating agencies that have granted Ambac Assurance its triple-A claims-paying ratings. Such ratings or other actions could require Ambac Assurance to maintain a material amount of additional capital to support the exposures it has insured. This could cause us to:

•	have to raise additional capital, if available, on terms and conditions that may be unfavorable;

•	curtail the production of new business; or

· pay to reinsure or otherwise transfer certain of its risk exposure.

     RMBS and CDOs of ABS exposures which we have written in the form of CDS are subject to FAS 133, which requires that these transactions be recorded at fair value. Changes in estimated fair values relative to our credit derivative book have caused decreases in the value of such credit derivative transactions; those changes in value are reported in our financial statements and have therefore affected our reported earnings. Similarly, further decreases or increases in estimated fair values in the future can affect our reported earnings. Changes in the estimated fair values of these CDS can be caused by general market conditions, perception of credit risk generally and events affecting particular credit derivative transactions (including those described above).

General economic conditions can adversely affect our business results and prospects.

     Changes in general economic conditions can impact our business. Recessions; increases in corporate, municipal and/or consumer bankruptcies; changes in interest rate levels; a continued downturn in the U.S. housing market; changes in domestic and international laws, including tax laws and bankruptcy laws; intervention by governments in financial markets, including the imposition of limits on the ability of mortgagees to foreclose on defaulted mortgage loans and/or to increase interest rates on mortgage loans in accordance with original contract terms; wars; and terrorist acts could adversely affect the performance of our insured portfolio and our investment portfolio, e.g. leading to increases in losses and loss reserves in our insured portfolio and decreases in the value of our investment portfolio and, therefore, our financial strength. Furthermore, reduction in the volume of capital markets transactions; levels of competition; and changes in investor perception of credit risk could adversely impact the volume and pricing of financial guarantee insurance transactions and therefore adversely impact our business prospects.

Changes in prevailing interest rate levels could adversely impact our business results and prospects.

     Increases in prevailing interest rate levels can adversely affect the value of our investment portfolio and, therefore, our financial strength. In the event that investments must be sold in order to pay claims, such investments would likely be sold at discounted prices. Additionally, increasing interest rates could lead to increased credit stress on consumer asset-backed transactions in our insured portfolio (as the securitized assets supporting a portion of these exposures are floating rate consumer obligations); slower prepayment speeds and resulting "extension risk" relative to such consumer asset-backed transactions in our insured portfolio and in our investment portfolio; decreased volume of capital markets activity and, correspondingly, decreased volume of insured transactions.

     Decreases in prevailing interest rate levels can adversely affect the demand for, and pricing of, financial guarantee insurance, since lower absolute interest rates reduce credit spreads and, therefore, the savings realized by issuers by using our core product. Additionally, decreasing interest rates could result in early terminations of financial guarantee insurance policies in respect of which we are paid on an installment basis, thus reducing premium earned in respect of these transactions. Decreases in prevailing interest rates would also reduce investment income.

The financial guarantee business is highly competitive.

     The financial guarantee business is highly competitive and we expect it to remain so in the near future. We face competition from other financial guarantors and alternatives to third-party credit enhancement. Such alternatives include bank financing, senior/subordinated securitization structures, letters of credit, guarantees and credit derivatives provided primarily by foreign and domestic banks.

Additionally, we could encounter additional competition in the future from new entrants to the financial guarantee insurance market. For example, Berkshire Hathaway recently publicly announced its entrance into the financial guarantee business. See "Business—Competition" on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

     In addition, our performance is largely dependent on the talents and efforts of highly skilled individuals. Over the past few years, there has been increased competition in the financial guarantee business for qualified employees. Our business could be adversely affected if we are unable to attract new employees and retain and motivate our existing employees.

Adequate capital support and liquidity may not be available.

     Financial guarantee insurers, including Ambac Assurance, typically rely on providers of lines of credit, reinsurers, contingent capital facilities and similar support mechanisms (often referred to as "soft capital") to supplement their "hard capital". The ratings of soft capital providers directly affect the level of capital credit which the rating agencies attribute to the financial guarantee insurer when rating its financial strength. We intend to maintain soft capital facilities with providers having ratings adequate to provide the desired capital credit, although no assurance can be given that one or more of the rating agencies will not downgrade or withdraw the applicable ratings of such providers in the future. In addition, we cannot assure that an acceptable replacement provider would be available in that event. Reductions by the rating agencies in the amount of capital credit that we receive in respect of soft capital facilities would require us to procure additional soft capital.

Loss reserves may not be adequate to cover potential losses; changes in loss reserves may result in further volatility of net income and earnings.

     Loss reserves established with respect to our financial guarantee insurance business are based upon estimates and judgments by management, including estimates and judgments with respect to the probability of default and the severity of loss upon default. As such, there can be no assurance that the actual losses in our financial guarantee insurance portfolio will not exceed our loss reserves. A further description of our accounting for loss and loss expenses can be found in Note 2 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

     Uncertainty with respect to the ultimate performance of certain of our insured exposures may result in substantial changes in loss reserves. Correspondingly, such changes to loss reserves would affect our reported earnings.

Our underwriting and risk management policies and practices in the past have not anticipated unforeseen risks and/or the magnitude of potential for loss as the result of foreseen risks.

     As described in "Business—Risk Management" on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, we have established underwriting and risk management policies and practices which seek to mitigate our exposure to credit risk in our insured portfolio. These policies and practices in the past have not insulated us from risks that were unforeseen and which had unanticipated loss severity, and such policies and practices may not do so in the future. We also rely on complex financial models which have been developed internally and by third parties to analyze and predict performance of the insured obligations. Flaws in these financial models and/or faulty assumptions used by these financial models could lead to increased losses and loss reserving.

Our net income and earnings have become more volatile due to the application of fair value accounting, or FAS 133, to the portion of our credit enhancement business which is executed in credit derivative form.

     FAS 133 requires that credit derivative transactions be recorded at fair value. Since quoted market prices for the contracts that we execute are not available, we estimate fair value by using modeling methodologies which are less precise than using quoted market prices. Changes in estimated fair values relative to our credit derivative book have caused decreases in the value of such credit derivative transactions; those changes in value are reported in our financial statements and have therefore affected our reported earnings. Similarly, further decreases or increases in estimated fair values in the future can affect our reported earnings. Changes in estimated fair values can be caused by general market conditions, perception of credit risk generally and events affecting particular credit derivative transactions (e.g. impairment or improvement of specific reference entities or reference obligations).

Changes to accounting rules relating to the financial guarantee industry could have a material adverse affect on us and our industry.

     In January and February of 2005, the SEC discussed with financial guarantee industry participants the diversity in practice with respect to their accounting policies for loss reserves. In June 2005, the Financial Accounting Standards Board, or the FASB, added a project to its agenda to consider the accounting by financial guarantee insurers for claims liability recognition, premium recognition and deferred acquisition costs. The proposed and final documents are expected to be issued in 2008. When the FASB reaches a conclusion on this issue, we and the rest of the financial guarantee industry may be required to change some aspects of our loss reserving policies and premium and expense recognition policies, which in turn could have a material effect on us and our financial statements and the financial guarantee industry.

We are subject to the compliance requirements of the federal securities laws.

     We are subject to extensive regulation under the federal securities laws, both as a registrant under the Securities Exchange Act of 1934, as amended, and in the conduct of our financial guarantee insurance business. In the event that we were unable to comply with the federal securities laws, we would likely be unable to access the public capital markets, which would make it more difficult for us to raise the necessary capital and/or increase the cost of capital. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition would be adversely affected. Additionally, if we are unable to comply with the securities laws, Ambac Assurance would likely be unable to insure transactions in the public capital markets, which would have an adverse impact on our business and operating results.

We are subject to extensive regulation in the conduct of our financial guarantee insurance business.

     Our principal subsidiary, Ambac Assurance, is subject to the insurance laws and regulations of each jurisdiction in which it is licensed. Ambac UK, the subsidiary through which we write financial guarantee insurance in the United Kingdom and in the European Union, is regulated by the Financial Services Authority. Failure to comply with applicable insurance laws and regulations could expose us to fines, the loss of insurance licenses in certain jurisdictions and/or the inability of Ambac Assurance to dividend monies to us, all of which could have an adverse impact on our business results and prospects. Additionally, if the cost of complying with these insurance laws and regulations increases materially, this could impact our business results. See "Business—Insurance Regulatory Matters" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

We are subject to a variety of operational risks which could have a material adverse impact on our business results.

     We depend on internal processes, risk models, various systems and our employees in the conduct of our business. Any failure of such processes, models and systems and/or employee misconduct or fraud could have an adverse impact on our business results. We are also subject to external operational risks, including fraud, settlement risk and the failure of risk models or other analytical tools provided by third parties. Any such external fraud or failure could have an adverse impact on our business results.

We may be required to raise additional capital which could have a dilutive effect on our outstanding equity capital and/or future earnings.

     We may be required to raise additional capital as the result of rating agency capital requirements, unanticipated losses in our insured portfolio and/or diminution in our earnings prospects. Any future equity offerings could be dilutive to our existing shareholders or could result in the issuance of securities that have rights, preferences and privileges that are senior to those of our other securities. We may also engage in additional reinsurance or risk transfer transactions such as the one we completed with Assured Guaranty Re Ltd. in December 2007. Further, any capital raising in the form of reinsurance, or other risk transfer transactions of the existing portfolio, will have a dilutive effect on our future earnings. There can be no assurance that we will be able to consummate any capital raising transactions, or as to the terms of any of the currently proposed transactions.

Changes in tax laws impacting marginal tax rates and/or the preferred tax treatment of municipal obligations could adversely impact our business.

     Tax legislation which imposes a "flat tax" or otherwise changes the tax preference of municipal obligations under current law could adversely affect the market value of municipal obligations. In large part, our investment portfolio is invested in tax-exempt municipal obligations; as such, the value of our investment portfolio could be adversely affected by any such legislation. Additionally, any such changes in tax law could reduce the difference between tax-exempt interest rates and taxable rates. This reduction could adversely impact the financial performance of our interest rate swap business, since, in certain interest swap transactions, we have assumed the "basis risk" between tax-exempt and taxable interest rates in that business. See "Business - Derivative Products" on page 25 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for further information.

Decline in our market position can adversely affect our business prospects.

     Perceptions of the financial strength of Ambac Assurance and its affiliates, as well as perception of the financial strength of financial guarantee insurers generally, affects demand for financial guarantee insurance. Recent actions by the rating agencies with respect to our ratings and the ratings of other financial guarantee insurers; further credit deterioration in our insured portfolio and/or increases to our loss reserves; widening of credit default swap spreads with respect to Ambac Assurance; adverse publicity concerning us and the financial guaranty industry in general and decline of our stock price can contribute to a perception of impaired financial strength and thus a decline in our market position. Ambac and the financial guarantee insurance industry generally, have suffered a loss of confidence among issuers and fixed income investors and as such, demand for our products have been adversely affected. Should such loss of confidence persist, it could have a materially adverse effect on earnings.

Market risks which impact assets in our investment portfolio could adversely affect our business.

     Our investment portfolio has been adversely affected by events and developments in the capital markets, including decreased market liquidity for investment assets; market perception of increased credit risk with respect to the types of securities held in our investment portfolio and corresponding credit spread-widening with respect to our investment assets; and extension of the duration of investment assets. Our investment portfolio may be further adversely affected by these and other events and developments in capital markets, including interest rate movements; downgrades of credit ratings of issuers of investment assets and/or financial guarantee insurers which insure investment assets; and foreign exchange movements which impact investment assets. Financial guarantors insure 37% of our investment portfolio as of December 31, 2007.

     As of December 31, 2007, unrealized losses in the investment portfolio arising from the above described capital markets events and developments are predominantly related to our holdings of consumer asset-backed securities. As none of the impairments in value in the investment portfolio have been deemed other-than-temporary, all unrealized losses have been recognized in other comprehensive income. The following table summarizes amortized cost and estimated fair value of investments at December 31, 2007:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value

Fixed income securities:
				$
Municipal Obligations	$ 8,551,645	$ 231,013	$ 18,841	8,763,818
Corporate Obligations	771,847	25,792	13,963	783,676
Foreign Obligations	303,655	13,861	90	317,426
U.S. Government
Obligations	134,639	3,376	0	138,015
U.S. Agency obligations	619,634	63,239	105	682,768
Mortgage-Backed
Securities	4,601,606	7,786	359,702	4,249,690
Asset-Backed securities	2,627,805	11,432	72,305	2,566,932

Short Term	879,039	28	0	879,067
Other	13,571	839	132	14,278

				$
	$ 18,503,441	$ 357,366	$ 465,137	18,395,670

     To the extent that we are required to liquidate large blocks of investment assets in order to pay claims under financial guarantee insurance policies to make payments under investment agreements and/or to collateralize our obligations under investment agreements and interest rate swaps, such investment assets would likely be sold at discounted prices which could be less than the December 31, 2007 fair values shown in the above table.

We are subject to credit and liquidity risk due to unscheduled and unanticipated withdrawals on Investment Agreements.

     Ambac’s Investment Agreement business has issued investment agreements to investors that may allow for early withdrawal (i.e. deviate from a defined or expected withdrawal schedule). The provisions that allow for early withdrawal vary by transaction but include events such as credit events, early call provision, loss events, construction project development variance and changes in tax code. To the extent we experience an increase in unanticipated withdrawals, the Investment Agreement business may be required to liquidate certain asset holdings. This early liquidation of asset holdings may result in a realized loss.

We are subject to the risk of litigation and regulatory inquiries or investigations, and the outcome of proceedings we are or may become involved in could have an adverse effect on our business, operations, financial position, profitability or cash flows .

     Recently, Ambac, and certain of its present or former officers and directors, have been named in lawsuits that allege violations of the federal securities laws and/or state law. For example, a federal securities putative class action suit captioned Reimer v. Ambac Financial Group, Inc., et al. (filed January 16, 2008 in the United States District Court for the Southern District of New York, case No. 08 CV 00411) purports to be brought on behalf of purchasers of Ambac’s common stock from October 19, 2005 to November 26, 2007. The suit alleges, among other things, that the defendants issued materially false and misleading statements regarding our company’s business and financial results related to guarantees of CDO and MBS transactions. A second lawsuit, a shareholder derivative action, captioned Rubery v. Callen, et al. (filed on or about January 23, 2008 in the United States District Court for the Southern District of New York, case No. 08 CV 00854) names as defendants certain present or former officers and directors of Ambac and names Ambac as a nominal defendant. This suit asserts violation of state and federal law, including breaches of fiduciary duties, waste of corporate assets, unjust enrichment and violations of the federal securities laws, for conduct occurring between October 2005 and the present. Ambac has also received various regulatory inquiries and requests for information. For example, recently we received a subpoena duces tecum and interrogatories from the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts, dated January 18, 2008, that seeks certain information and documents concerning “Massachusetts Public Issuer Bonds”.

     It is not possible to predict whether additional suits will be filed or whether additional inquiries or requests for information will be made, and it is also not possible to predict the outcome of litigation, inquiries or requests for information. It is possible that there could be unfavorable outcomes in these or other proceedings. Management is unable to make a meaningful estimate of the amount or range of loss that could result from unfavorable outcomes but, under some circumstances, adverse results in legal proceedings could be material to our company’s business, operations, financial position, profitability or cash flows.

     Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

	Exhibit Number	Item

	99.1	Subpoena Duces Tecum and Interrogatories from the
Securities Division of the Commonwealth of
Massachusetts received by Ambac Financial Group,
Inc. on January 18, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	January 25, 2008
By: /s/ Anne Gill Kelly

Anne Gill Kelly
Managing Director,
Corporate Secretary and
Assistant General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Subpoena Duces Tecum and Interrogatories from the Securities
Division of the Commonwealth of Massachusetts received by
Ambac Financial Group, Inc. on January 18, 2008.